Exhibit 99.1

Lightning eMotors Produces a Record 128 Vehicles and Powertrains During the Fourth Quarter of 2022
LOVELAND, Colo., January 10, 2023 — Lightning eMotors, Inc. (NYSE: ZEV), a leading provider of zero emission medium-duty commercial vehicles and electric vehicle technology for fleets, today announced that it produced 128 vehicles (including its first electrified GM 4500s) and powertrains in the fourth quarter of 2022, up from 104 during the third quarter.
“The fourth quarter capped a significant year of production for Lightning as we continued to demonstrate that we can grow capacity at a rate that we believe will allow us to reach gross margin positive in 2023. Our investments in 2022 in people, equipment, and processes have increased our production output, efficiency, and quality. Our fourth quarter output was the highest in our history by nearly 23%, and more than triple the quarterly production level from a year ago,” said Tim Reeser, CEO and Co-Founder.
Fourth Quarter 2022 Preliminary Results:
Fourth quarter revenue is expected to be approximately $4 million on sales of 31 vehicles and powertrain units, significantly lower than the expected range of $13 million to $18 million on sales of 100 to 130 units, primarily due to battery supply issues, demand shifting to 2023 as a result of the impact and timing of the new incentive programs starting in 2023, and fast-rising interest rates. Lightning lost significant sales volume during the fourth quarter because Romeo Power Systems, Inc. (a subsidiary of Nikola Corporation) unexpectedly notified Lightning that it would not honor its commitments to supply battery packs, or to provide further service or support, under its long-term supply agreement with Lightning. While Lightning had designed-out Romeo batteries for its newer vehicle platforms, Romeo’s abrupt action prevented Lightning from being able to ship vehicles and powertrains built on prior platforms, which Lightning is phasing out in 2023, to be replaced with General Motors and Lightning’s eChassis platforms.
“I am proud of our team’s resiliency and ability to continue to scale, despite these roadblocks. We expect Romeo to meet its obligations and will evaluate all appropriate actions in that regard, and we maintain our focus on providing the quality products that our customers expect from Lightning. I am confident that we will continue to scale, and we expect to get our revenue growth trajectory back on track in 2023.”
The preliminary results discussed above represent the most current information available to management and are not meant to be a comprehensive statement of Lightning’s financial results for the fourth quarter of 2022. As such, the expectations above are subject to change. Lightning does not intend to provide any further update of any financial information prior to release of its final fourth quarter and full year 2022 financial results.
About Lightning eMotors
Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle (ZEV) solutions for commercial fleets
Lightning eMotors, Inc.
815 14th Street SW Suite A100 | Loveland, CO 80537 | USA | (800) 223-0740 | lightningemotors.com

since 2018 – including Class 3 cargo and passenger vans, ambulances, Class 4 and 5 cargo vans and shuttle buses, Class 4 Type A school buses, Class 6 work trucks, Class 7 city buses, and motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at https://lightningemotors.com.

For more information, contact:

Brian Smith investorrelations@lightningemotors.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances; including projections of estimated revenue during the fourth quarter of 2022. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are described in our most recent annual report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, including without limitation, those related to Lightning eMotors’ operations and business and financial performance; the ability of Lightning eMotors to execute on its business strategy and grow demand for its products and revenue; our ability to become profitable, our ability to have access to an adequate supply of motors, chassis and other critical components for our vehicles on the timeline we expect, increases in costs or shortage of materials required to develop and manufacture Lightning eMotors’ products, and our ability to raise additional funds and liquidity plans, that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.
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